UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 19, 2016 (Date of earliest event reported)
ENERGIZER RESOURCES INC.
 (Exact Name of Registrant as Specified in Its Charter)
Minnesota	000-51151	20-0803515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)
520 – 141 Adelaide St. W., Toronto, Ontario, Canada  M5H 3L5
 (Address of principal executive offices) (Zip Code)
(416) 364-4911
 (Registrant's Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 25, 2016, the board of directors of the Company (the "Board") approved an amendment to the Stock Option Plan (the "Stock Option Plan") subject to and contingent upon receipt of shareholder approval, which such approval was obtained at the Company's 2016 annual and special meeting of shareholders held on December 19, 2016 (the "Annual Meeting").   The amendment to the Stock Option Plan increases the number of common shares reserved for issuance upon exercise of options granted thereunder from 43,000,000 shares  to 46,000,000 shares.
The more detailed description of the Stock Option Plan set forth in the Company's revised definitive proxy statement on Schedule 14A (the "Proxy Statement"), which was filed with the Securities and Exchange Commission on November 11, 2016, which description is incorporated herein by reference.  A copy of the Stock Option Plan is attached to the Proxy Statement as Appendix B.
Following the Annual Meeting, the Board of Directors of the Company approved the reappointment of the following executive officers:
John Sanderson as Chairman of the Board
Craig Scherba as President and Chief Executive Officer
Marc Johnson as Chief Financial Officer and Senior Vice President, Finance
Brent Nykoliation, Senior Vice President, Corporate Development
Robin Borley, Senior Vice President, Mine Development
Item 5.07	Submission of Matters to a Vote of Security Holders.
On December 19, 2016, the Company held its Annual Meeting.  Proxies with respect to the matters voted upon at the Annual Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended.  All of the resolutions put forward at the Annual Meeting were approved.  The final voting results of the Annual Meeting are set out below:

(1)
Election of Directors. The Company's shareholders elected the following 7 nominees to the Board. Each of the nominees will serve for a one-year term and hold office until the next annual meeting of shareholders, unless he sooner ceases to hold office. The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the election of directors:

Nominee	For	Withheld	Abstain	Broker Non-Vote
John Sanderson	96.44%	3.56%	-	6.52%
Craig Scherba	96.44%	3.56%	-	6.52%
Quentin Yarie	96.43%	3.57%	-	6.52%
Robin Borley	96.36%	3.64%	-	6.52%
Albert A. Thiess, Jr.	96.45%	3.55%	-	6.52%
Dean Comand	96.31%	3.69%	-	6.52%
Dalton Larson	96.42%	3.58%	-	6.52%

(2)
Appointment of MNP LLP.  The Company's shareholders approved the appointment of MNP LLP as the Company's independent registered public accounting firm for the year ending June 30, 2017.  The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the appointment of MNP LLP:

For	Withheld	Abstain	Broker Non-Vote
98.13%	1.87%	-	0%

(3)
Approval of the Share Consolidation.  The Company's shareholders approved a share consolidation of the Company's common stock and corresponding amendment to our articles of incorporation to implement the share consolidation, and authorized the board, in its sole discretion, to effect a share consolidation of our common stock at an exchange ratio of not less than 1-for-5 and not greater than 1-for-10, by filing an amendment to our articles of incorporation at any time through December 19, 2017.  The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the approval of the share consolidation and corresponding amendment to our articles:

For	Against	Abstain	Broker Non-Vote
92.11%	7.89%	-	0%

(4)
Approval of the Name Change.  The Company's shareholders approved a change in the name of the company, as shall be determined in the sole discretion of the board, by filing an amendment to our articles of incorporation.  The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the approval of the name change:

For	Against	Abstain	Broker Non-Vote
95.36%	4.64%	-	0%

(5)
Amendment of the Stock Option Plan.  The Company's shareholders approved an amendment to the Company's Stock Option Plan.  The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the amendment to the Stock Option Plan:

For	Against	Abstain	Broker Non-Vote
77.95%	22.05%	-	6.52%

(6)
Advisory Vote on Executive Compensation. The Company's shareholders approved the non-binding advisory resolution, commonly known as a "Say on Pay" proposal, regarding the compensation of the Company's named executive officers.  The following table sets forth the vote of the shareholders at the Annual Meeting with respect to the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Vote
95.26%	4.74%	-	6.52%

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER RESOURCES INC.

Date: December 19, 2016	By:	/s/ Marc Johnson
Marc Johnson
Chief Financial Officer